Exhibit 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-127656), relating to the 2005 Stock Option Plan of Houston American Energy Corp., and on Form S-3 (File No. 333-134756), of our report dated March 27, 2008 relating to the financial statements of Houston American Energy Corp. that appear in the Annual Report on Form 10-K of Houston American Energy for the year ended December 31, 2007.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
HOUSTON, TEXAS
JUNE 19, 2008